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                                                                   EXHIBIT 10.36

[MPT LOGO]

           MEDICAL PROPERTIES TRUST

March 30, 2005

Jerome S. Tannenbaum, M.D., Ph.D. FACP
Chairman, President and CEO
Diversified Specialty Institutes
511 Union Street, Suite 1800
Nashville, Tennessee 37219


    RE:      AMENDMENT TO COMMITMENT LETTER FOR ACQUISITION AND DEVELOPMENT LINE

 Dear  Dr. Tannenbaum:

         As you know, Diversified Specialty Institutes, Inc. ("DSI") and MPT Operating Partnership, L.P. ("MPT") are parties to that certain Commitment Letter dated March 3, 2005 (the "Commitment Letter"), relating to an acquisition and development facility to be used to finance the acquisition of certain existing healthcare facilities and the development of certain other healthcare facilities. Section 1.8 of the Commitment Letter provides that the definitive documents will provide that the Transaction must close by March 31, 2005, unless either party requests a thirty (30) day extension. We would like to amend the Commitment Letter by extending said date from March 31, 2005 to April 30, 2005. Please indicate your acceptance to the foregoing amendment by signing a copy of this letter in the space below and returning it to us. Upon our receipt of your executed letter, Section 1.8 of the Commitment Letter shall be amended as described herein.

                                           Sincerely,

                                           MPT OPERATING PARTNERSHIP, L.P.


                                           By: /s/ Emmett E. McLean
                                               -------------------------------
                                               Emmett E. McLean
                                               EVP and COO

ACCEPTED AND AGREED TO:

DIVERSIFIED SPECIALTY INSTITUTES, INC.


    By: /s/ Jerome S. Tannenbaum, M.D., Ph.D.
        -------------------------------------
 Name:  Jerome S. Tannenbaum, M.D., Ph.D.
  Its:  Chairman & CEO
Dated:  3/30/05